UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue
New York, New York 10017

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 771-0505

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

        CIT Group Inc. (“CIT”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citigroup”) have entered into an amendment of their Forward Equity Commitment Agreement dated October 16, 2007. Pursuant to the terms of Amendment No.1 to Forward Equity Commitment Agreement dated September 29, 2008, Morgan Stanley’s and Citigroup’s commitments to purchase shares of common stock issued by CIT were extended from September 30, 2008 to September 30, 2009. The purchase price to be paid by Morgan Stanley and Citigroup for the common stock was also amended to be equal to an amount to be mutually agreed among CIT, Morgan Stanley and Citigroup at the time of any such sale.

Section 2 – Financial Information

Section 8 – Other Events

Item 8.01. Other Events.

        This Current Report on Form 8-K includes as an exhibit a press release, dated September 29, 2008, reporting that the Company has entered into agreements to renew approximately $6 billion securitization conduit facilities which were scheduled to expire in the 3rd Quarter of 2008. In addition to the previously announced renewal of a $2 billion conduit facility to finance equipment loans and leases, the Company has renewed approximately $4 billion of conduit facilities that finance government-guaranteed student loans.

        The program limit on the two conduit facilities that finance government guaranteed student loans are in the respective amounts of up to approximately $3.37 billion and up to $700 million. The maturity date on each facility was extended for one year. The program limit on the $3.37 billion facility will be reduced by approximately $1.30 billion after 6 months. The facilities are currently fully drawn and do not provide for additional advances. Pricing on each facility increased to be reflective of the current market rates for facilities of similar size and collateral type. The facilities continue to be subject to mark to market valuations by the lenders.

        The press release is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by CIT Group Inc. on September 29, 2008.

        This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,”

“plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

By:	/s/ Joseph M. Leone
Joseph M. Leone Vice Chairman & Chief Financial Officer

Dated: October 2, 2008